UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2021, the Board of Directors (the “Board”) of Lineage Cell Therapeutics, Inc. (“Lineage”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board to nine and appointed Anula Jayasuriya, M.D., Ph.D., M.B.A., as a member of the Board to fill the newly created vacancy and to serve until Lineage’s 2021 annual meeting of shareholders. The Board has not yet determined the Board committees on which Dr. Jayasuriya will serve, if any.

The Board determined that Dr. Jayasuriya qualifies as an independent director under Section 803(A) of the NYSE American Company Guide. There are no transactions in which Dr. Jayasuriya has an interest requiring disclosure under Item 404(a) of Regulation S-K. Dr. Jayasuriya will participate in the standard compensation arrangements for Lineage’s non-employee directors, as disclosed in Lineage’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2021, the description of which is incorporated herein by reference. Dr. Jayasuriya will also receive an option under the Lineage Cell Therapeutics, Inc. 2012 Equity Incentive Plan to purchase 90,000 common shares of Lineage with an exercise price of $2.58 per share, the closing price per common share on the date of grant. The option will vest in 36 monthly installments beginning on the one-month anniversary of the grant date, subject to Dr. Jayasuriya’s continuous service through each such vesting date.

In 2013, Dr. Jayasuriya founded EXXclaim Capital and is currently serving as Founder and Managing Director. In 2006, she co-founded the Evolvence India Life Science Fund, managing the fund until July of 2017. From 2001 to 2002, Dr. Jayasuriya was a partner with Skyline Ventures in Palo Alto, and prior to that with the German/US venture capital firm TVM, in San Francisco. Her prior positions include VP, Business Development at Genomics Collaborative, Inc., from 1999 to 2000, and VP, Global Drug Development at Hoffman-La Roche from 1994 to 1998. Dr. Jayasuriya received a B.A. from Harvard University summa cum laude, a M. Phil. in pharmacology from the University of Cambridge, an M.D. and Ph.D. (in Microbiology and Molecular Genetics) from Harvard Medical School and an M.B.A. with distinction from Harvard Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: May 5, 2021	By:	/s/ Brian M. Culley
	Name:	Brian M. Culley
	Title:	Chief Executive Officer